UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 1, 2026

Coinbase Global, Inc.
(Exact name of registrant as specified in its charter)

Texas	001-40289	46-4707224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Madison Avenue Suite 2400 New York, NY

10010
(Address of principal executive offices)[1]	(Zip Code)[1]
Not Applicable
(Registrant’s telephone number, including area code)1
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.00001 par value	COIN	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
1 We are a remote-first company. Accordingly, we do not maintain a headquarters. We are including this address solely for the purpose of satisfying the Securities and Exchange Commission’s request. Shareholder communications may also be sent to the email address: secretary@coinbase.com.

Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)

On September 1, 2026, following a recommendation by the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Coinbase Global, Inc. (the “Company”), the Board increased its size from nine to ten directors and appointed Anthony Armstrong to serve as a director of the Company, effective immediately. Mr. Armstrong will serve until the earliest to occur of the Company’s 2027 annual meeting of shareholders and until his successor is elected and qualified, or until his earlier death, resignation, disqualification, or removal. Mr. Armstrong will serve on the Board’s Audit and Compliance Committee.

Mr. Armstrong’s compensation will be as provided under the Company’s non-employee director compensation program (the “Non-Employee Director Compensation Program”). The Non-Employee Director Compensation Program is described under the heading “Non-Employee Director Compensation Arrangements” in the Company’s definitive proxy statement for the 2026 Annual Meeting of Shareholders, which was filed with the Securities and Exchange Commission (“SEC”) on April 24, 2026. In addition, the Company has entered into its standard form of indemnification agreement with Mr. Armstrong. The form of the indemnification agreement was previously filed by the Company as Exhibit 10.1 to the Company’s Annual Report on Form 10-K filed with the SEC on February 12, 2026 (File No. 001-40289) and is incorporated by reference herein.

Similar to certain of the Company’s executive officers, other directors, and holders of more than 5% of the Company’s capital stock, Mr. Armstrong and his immediate family members have accounts on the Company’s platform and use the Company’s products and services in the ordinary course. Similar to our other customers, these individuals pay transaction and other fees related to such uses.

There are no arrangements or understandings between Mr. Armstrong and any other persons pursuant to which he was selected as a member of the Board. There are also no family relationships between Mr. Armstrong and any director or executive officer of the Company. Mr. Armstrong does not have any other direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

(d) Exhibits

Exhibit No.	Description

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COINBASE GLOBAL, INC.

Dated: September 2, 2026	By:	/s/ Alesia J. Haas
Alesia J. Haas
Chief Financial Officer